EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in 8x8, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ PricewaterhouseCoopers LLP
San Jose, California June 6, 2002